                   EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER


     EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER ("Agreement") made as of the 1st day of November, 1996, between STB SYSTEMS, INC., a Texas corporation (the "Company"), and J. SHANE LONG ("Executive").

     WHEREAS, Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and plans for the future;

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that Executive's contribution as Vice President, Sales and Marketing to the growth and success of the Company has been substantial and desires to assure the Company of Executive's continued employment in an executive capacity and to compensate him therefor; and

     WHEREAS, Executive is desirous of committing himself to serve the Company on the terms herein provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. EMPLOYMENT. The Company hereby agrees to continue to employ Executive and Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on October 31, 1997 (unless sooner terminated as hereinafter set forth); provided, however, that commencing on October 31, 1997, and each October 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, at least 30 days prior to any such October 31, the Company or Executive shall have given notice that it does not wish to extend this Agreement. The term of this Agreement, as it may from time to time be extended in accordance with this Paragraph, may be referred to herein as the "Period of Employment".

2. POSITION AND DUTIES. Executive shall serve as the Vice President, Sales & Marketing, of the Company performing the functions and duties as shall be prescribed from time to time provided that such functions and duties are consistent with and attendant to Executive's position or other positions that he may hold from time to time. Executive shall devote his full working time and efforts to the business and affairs of the Company and the promotion of its interests and perform all duties and services on behalf of the Company necessary to carry out such functions.

3.   COMPENSATION AND RELATED MATTERS.

     (a) BASE SALARY. Initially, Executive shall receive an annual base salary ("Base Salary") at the rate of One Hundred Sixty Thousand Dollars and No/100 Cents ($160,000.00) during the period ending October 31, 1997. Thereafter, Executive's Base Salary shall be redetermined at least 30 days before each October 31 in an amount to be fixed by the Compensation Committee. The term "Base
     Salary" as used in this Agreement shall mean, at any point in time, Executive's annual base salary at such time. The Base Salary shall be payable in substantially equal semi-monthly installments and shall in no way limit or reduce the obligations of the Company hereunder.

     (b) INCENTIVE COMPENSATION. In addition to Base Salary, Executive is eligible to receive incentive compensation in accordance with the Company's Profit Sharing Incentive Plan.

     (c) SALES COMMISSIONS. In addition to Base Salary and Incentive Compensation, Executive shall receive sales commissions that shall be payable monthly on the fifteenth of the month following the month in which they are earned. For each period beginning November 1 and ending October 31, the Chief Executive Officer shall recommend and the Compensation Committee shall approve the formula to be used to calculate sales commissions.

     (d) EXPENSES. During any Period of Employment, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy.

     (e) OTHER BENEFITS. Executive shall be entitled to continue to participate in or receive benefits under all of the Company's Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide Executive with at least substantially equivalent benefits to those provided under such Employee Benefit Plans. As used herein, "Employee Benefit Plans" include, without limitation, each pension, and retirement plan; supplemental pension, retirement, and deferred compensation plan; savings and profit sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company on the date hereof. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under the Employee Benefit Plans presently in effect or any employee benefit plan or arrangement which may be made available in the future shall be deemed to be in lieu of compensation payable to Executive under Subparagraphs 3(a), 3(b), and 3(c). Any payments or benefits payable to Executive under a plan or arrangement referred to in this Subparagraph 3(e) in respect of any calendar year during which Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

     (f) VACATIONS. Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers. Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

4. OFFICES. Executive agrees to serve as a director of the Company, if elected or appointed thereto, provided he is indemnified for serving in such capacity on a basis no less favorable than is currently provided by the Company's By-laws.

5. CONFIDENTIAL INFORMATION. Executive acknowledges that in the course of his employment with the Company, he will gain a close, personal and special influence with the Company's customers and will be acquainted with the Company's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Company's operations, business opportunities, price and cost information, finances, customer names, prospects and customer lists, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, research and development, and other confidential information and knowledge (collectively, "Confidential Information") concerning the Company's business. The term "Confidential Information" shall not include information which (a) is or becomes generally available to the public through no violation of this Agreement, (b) was available to Executive on a nonconfidential basis prior to disclosure to Executive by the Company, or (c) becomes available to Executive on a nonconfidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. The Company agrees to provide such Confidential Information and/or training which the Company deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Company. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company. At such time as Executive shall cease to be employed by the Company, he will immediately turn over to the Company all such Confidential Information including papers, documents, writings, electronically stored information, other property, and all copies of them provided to him during the course of his employment with the Company. During or upon termination, for any reason, of Executive's employment with the Company, Executive shall sign a list acknowledging the Confidential Information of which he has gained knowledge or information during the course of his employment with the Company. The obligations of this Paragraph 5 shall continue beyond the termination of Executive's employment, regardless of the reason for such termination, and shall be binding upon Executive's assigns, executors, administrators, and other legal representatives.

6. CONFLICT OF INTEREST. In keeping with Executive's fiduciary duties to the Company, Executive agrees that while employed by the Company he shall not, acting alone or in conjunction with others, directly or indirectly, become involved in a conflict of interest or, upon discovery thereof, allow such a conflict to continue. Moreover, Executive agrees that he shall immediately disclose to the Company any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any direct or indirect interest, connection with, or benefit from any outside activities, where such interest might in any way adversely affect the Company, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Executive might arise, and which must be reported immediately by Executive to the Company, include, but are not limited to, the following: (a) ownership of a material interest in any supplier, contractor, subcontractor, customer, or other entity with which the Company does business; (b) acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent, or the like for a supplier, contractor, subcontractor, customer, or other entity with which the Company does business; (c) accepting, directly or indirectly, payment, service, or loans from a supplier, contractor, subcontractor, customer, or other entity with which the Company does business, including, but not limited to, gifts, trips, entertainment, or other favors of more than a nominal value;
(d) misuse of the Company's information or facilities to which Executive has access in a manner which will be detrimental to the Company's interest, such as utilization for Executive's own benefit of know-how, inventions, or information developed through the Company's business activities; (e) disclosure or other misuse of Confidential Information of any kind obtained through Executive's connection with the Company; (f) appropriation by Executive or the diversion to others, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that the Company would be interested; and (g) the ownership, directly or indirectly, of a material interest in an enterprise in competition with the Company, or acting as an owner, director, principal, officer, partner, consultant, employee, agent, servant, or otherwise of any enterprise which is in competition with the Company.

7. PROPRIETARY INFORMATION. Executive agrees to promptly and freely disclose to the Company in writing any and all ideas, conceptions, inventions, improvements, suggestions for improvements, discoveries, formulae, processes, designs, software, firmware, hardware, circuitry, diagrams, copyrights, trade secrets, and any other proprietary information (collectively, the "Proprietary Information"), whether patentable or not, which are conceived, and made or acquired by Executive solely or jointly with others during the period of his employment by the Company or using the Company's time, data, facilities, and/or materials, and which are related to the products, business, or activities of the Company which Executive conceives as a result of his employment by the Company, and Executive agrees to assign and hereby does assign all of his interest therein to the Company, or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, or other instruments, which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States, or any foreign country, to otherwise protect the Company's interest in the Proprietary Information or to vest title to the Proprietary Information in the Company. These obligations shall continue beyond the termination of Executive's employment, regardless of the reason for such termination, with respect to the Proprietary Information, conceived, and made or acquired by Executive during the period of his employment and shall be binding upon Executive's assigns, executors, administrators, and other legal representatives.

8.   COVENANT NOT TO COMPETE.

     (a) In consideration for Executive's employment by the Company under the terms provided in this Agreement and as a means to aid in the performance and enforcement of the terms of the Confidential Information, Conflict of Interest, and Proprietary Information provisions (Paragraphs 5, 6, and 7), Executive agrees that

         (i) during his employment with the Company and for a period of two years commencing from the Date of Termination (as defined in Paragraph 9), Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity that (A) is located in North America or Europe and (B) derives at least 51 percent of its gross revenue from developing, manufacturing, or selling graphics adapters for desktop personal computers or from any other business in which the Company is engaged on Executive's Date of Termination;

         (ii) during his employment with the Company and for a period of two years commencing from the Date of Termination, Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the Company's customers in North America and Europe; and

         (iii) during his employment with the Company and for a period of two years commencing from the Date of Termination, Executive will not, directly or indirectly, cause or induce any present or future employee of the Company to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated.

     (b) If Executive is entitled to receive the Parachute Payment Amount under Paragraph 11, then the provisions of Subparagraph 8(a) shall not apply.

     (c) Any alleged breach of other provisions of this Agreement asserted by Executive will not be a defense to claims arising from the Company's enforcement of the provisions of this Paragraph 8.

     (d) Should Executive violate the provisions of this Paragraph 8, then the period of time for this covenant shall automatically be extended for the period of time from which Executive began such violation until he permanently ceases such violation.

9. TERMINATION. Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) DEATH. Executive's employment hereunder shall terminate upon his death.

     (b) DISABILITY. If, as a result of Executive's incapacity due to illness, accident, or other physical or mental incapacity, Executive shall have been absent from his duties hereunder on a full-time basis for 180 calendar days in the aggregate in any 12-month period, the Company may terminate Executive's employment hereunder.

     (c) CAUSE. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon: (A) the willful and continued failure by Executive to perform substantially his duties consistent with this Agreement (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after notice demanding substantial performance is delivered by the Company to Executive specifically identifying the manner in which the Company believes Executive has not substantially performed his duties and Executive has not cured such demands within 30 days after receipt of such notice; (B) the willful engaging by Executive in misconduct which is injurious to the Company, monetarily or otherwise; (C) the willful violation by Executive of the provisions of Paragraphs 5, 6, or 7; (D) the willful, persistent failure or refusal by Executive to follow reasonable policies, standards, directives, or orders established by the Company; or (E) the conviction of or guilty plea by Executive of a crime of moral turpitude or other felony including without limitation fraud, theft, or embezzlement. For purposes of this Subparagraph 9(c), no act, or failure to act, on Executive's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purposes (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (A), (B), (C), (D), or (E) of this subparagraph.

     (d) TERMINATION BY EXECUTIVE. Executive may, during the Period of Employment, upon giving Notice of Termination, terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to such an extent that the continued performance of his duties hereunder is hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect.

     For purposes of this Agreement, "Good Reason" shall mean: (A) without Executive's consent, an assignment to Executive of duties, or a material limitation of the scope of Executive's duties or powers, materially inconsistent with his designated position and not contemplated by Paragraph 2; (B) without Executive's consent, a removal, during the Period of Employment, of Executive from or, with respect to a term ending prior to the end of the Period of Employment, any failure by management to nominate, or, if nominated by the shareholders, to re-elect, Executive to any of the positions indicated in Paragraph 2, except in connection with termination of Executive's employment for Cause, death, or disability; (C) without Executive's consent, a reduction of Executive's Base Salary to an amount less than previously determined and fixed by the Compensation Committee in accordance with Subparagraph 3(a) other than a reduction deemed necessary by the Board for all executive officers; or (D) breach by the Company of any of its material obligations under this Agreement and such breach is not cured within 30 days after written notice thereof by Executive.

     (e) NOTICE OF TERMINATION. Except for terminations specified in Subparagraphs 9(a) and 9(h), any termination during the Period of Employment of Executive's employment by the Company or any such termination by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (f) DATE OF TERMINATION. "Date of Termination" shall, during the Period of Employment, mean: (i) if Executive's employment is terminated by his death, the date of his death; (ii) if Executive's employment is terminated on account of disability under Subparagraph 9(b), the date on which Notice of Termination is given; (iii) if Executive's employment is terminated by the Company for Cause under Subparagraph 9(c), the date specified in the Notice of Termination; (iv) if Executive's employment is terminated by the expiration of the Period of Employment under Subparagraph 9(h), the date of such expiration; and (v) if Executive's employment is terminated for any other reason, subject to the provisions of Subparagraphs 9(g) and 10(d) and Paragraph 11 to the contrary, the date on which a Notice of Termination is given.

     (g) RETIREMENT. Notwithstanding any other provision hereof to the contrary, Executive may, at any time during the Period of Employment, upon the giving of 90 days Notice of Termination, terminate his employment hereunder, if Executive is then permitted to retire under the provisions of the Company's pension plan then in effect. The Date of Termination in event of such Retirement shall be 90 days after such Notice of Termination but in no case shall it exceed the Period of Employment.

     (h) EXPIRATION OF AGREEMENT. Executive's employment hereunder shall terminate at the expiration of the Period of Employment as provided in Paragraph 1.

10.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

     (a) If Executive's employment terminates by reason of his death, the Company shall, within 90 days of death, pay in a lump sum amount to such person as Executive shall designate in a notice filed with the Company or, if no such person is designated, to Executive's estate, Executive's accrued and unpaid Base Salary to the date of his death, plus his accrued and unpaid incentive compensation under Subparagraph 3(b), if any, plus his accrued and unpaid sales commissions under Subparagraph 3(c), if any. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled to receive under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

     (b) During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his accrued and unpaid Base Salary and accrued and unpaid incentive compensation payments under Subparagraph 3(b), if any, and accrued and unpaid sales commissions under Subparagraph 3(c), if any, until Executive's employment is terminated due to disability in accordance with Subparagraph 9(b) or until Executive terminates his employment in accordance with Subparagraph 9(d)(ii), whichever first occurs. Upon termination due to death prior to the termination first to occur as specified in the preceding sentence, Subparagraph 10(a) shall apply.

     (c) If Executive's employment is terminated for Cause, the Company shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary at the rate in effect at the time Notice of Termination is given and his accrued and unpaid incentive compensation under Subparagraph 3(b), if any, and his accrued and unpaid sales commissions under Subparagraph 3(c), if any, and thereafter, the Company shall have no further obligations to Executive under this Agreement; provided, any such termination for Cause shall not adversely affect or alter Executive's rights under any employee benefit plan of the Company in which Executive, at the Date of Termination, has a vested interest.

     (d) If (A) the Company terminates Executive's employment other than in accordance with Subparagraph 9(a), 9(b), or 9(c) (it being understood that a purported termination under Subparagraph 9(c) which is disputed and finally determined not to have been proper shall be a termination by the Company in material breach of this Agreement), or (B) Executive shall terminate his employment for Good Reason, or (C) the Company gives Executive notice that it does not wish to extend this Agreement in accordance with Paragraph 1, then

         (i) the Company shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary at the rate in effect at the time Notice of Termination is given and his accrued and unpaid incentive compensation under Subparagraph 3(b), if any, and his accrued and unpaid sales commissions under Subparagraph 3(c), if any;

         (ii) in lieu of any further payments to or claims by Executive for payments of salary or incentive compensation for periods subsequent to the Date of Termination, the Company shall pay to Executive a Severance Payment Amount equal to the sum of (1) Executive's Base Salary, (2) Executive's annualized incentive compensation under Subparagraph 3(b), and (3) Executive's annualized sales commissions under Subparagraph 3(c). For purposes of calculating the Severance Payment Amount, Executive's Base Salary will be equal to Executive's then-current Base Salary (provided, however, that if the basis for Executive's termination is for Good Reason under clause (C) of Subparagraph 9(d), the Severance Payment Amount shall be based on the Base Salary in effect prior to such reduction); the annualized incentive compensation will be four times the average of the amount of incentive compensation earned in the eight full quarters preceding the earlier of the Notice of Termination or Date of Termination; and the annualized sales commissions will be 12 times the average of the amount of sales commissions earned in the 24 full months preceding the earlier of the Notice of Termination or Date of Termination. The Company shall pay Executive the Severance Payment Amount in one lump sum on the thirtieth day following the Date of Termination.

         (iii) Executive shall receive all the rights and benefits granted or in effect with respect to Executive under the Company's qualified and nonqualified stock option plans and agreements with Executive pursuant thereto; and

         (iv) Executive shall receive payments made in lieu of accrued and unused vacation as provided for in the Company's vacation policies. Notwithstanding the foregoing, if Executive terminates his employment for Good Reason, he shall be entitled to severance pay under

               Subparagraph 10(d)(ii) if he gives a Notice of Termination in accordance with Subparagraph 9(e) within 30 days after the occurrence of the event or events specified in clauses
               (A), (B), (C), and (D) of Subparagraph 9(d).

     (e) If Executive's employment shall be terminated by reason of retirement under Subparagraph 9(g) or if Executive gives the Company notice that he does not wish to extend this Agreement in accordance with Paragraph 1, the Company shall have no further obligations hereunder except for continuing obligations arising under Subparagraphs 3(d) and 9(g).

     (f) Nothing contained in the foregoing Subparagraphs 10(a) through 10(e) shall be construed so as to affect the Executive's rights or the Company's obligations relating to agreements or benefits which are unrelated to termination of employment.

11. PARACHUTE PAYMENT AGREEMENT. The provisions of this Paragraph 11 of the Agreement set forth certain terms of an agreement reached between Executive and the Company regarding Executive's rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Subparagraph 10(d)(ii) regarding severance pay upon a termination of employment, if such termination of employment occurs within 12 months after the occurrence of the first event constituting a Change of Control. These provisions shall terminate and be of no further force or effect 12 months after the occurrence of a Change of Control.

     (a) POTENTIAL CHANGE IN CONTROL. Subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, Executive shall remain in the employ of the Company until the earliest of (i) a date which is six months from the occurrence of such Potential Change in Control; (ii) the Executive's death; (iii) the termination of his employment by reason of his inability, due to illness, accident, or other physical or mental incapacity, to perform his duties for more than 180 days during any 12-month period; (iv) the termination by the Company for Cause; or (v) the occurrence of a Change in Control.

     (b) CHANGE IN CONTROL. If, within 12 months after the occurrence of the first event constituting a Change in Control, Executive's employment terminates for any reason other than (i) death, (ii) termination by the Company for Cause, (iii) his inability, due to illness, accident, or other physical or mental incapacity, to perform his duties for more than 180 days during any 12-month period, or (iv) his Voluntary Resignation, the Company shall pay Executive an amount equal to the applicable Parachute Payment Amount in a lump sum on the thirtieth day following Executive's termination.

     (c) DEFINITIONS. For purposes of this Section 11 and this Agreement, the following terms shall have the following meanings:

          "CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) a merger or consolidation of the Company with or into another corporation occurs in which the Company shall not be the surviving corporation (for purposes of this definition, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation); (ii) a dissolution of the Company occurs; (iii) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities occurs; (iv) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (v) during any period of two consecutive years commencing on or after April 1, 1995, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period. The term "Excluded Persons" means each of William E. Ogle, William D. Balthaser, Jr., and Mark S. Sims, and any person, entity, or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

          "COMPANY" shall mean not only STB Systems, Inc., but also its successors by merger or otherwise.

          "PARACHUTE PAYMENT AMOUNT" shall mean an amount equal to two times the Severance Payment Amount payable under Subparagraph 10(d)(ii).

          "POTENTIAL CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person" or "group" as those terms are used in Section 13(d) and l4(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Excluded Persons, who is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred. The term "Excluded Persons" means each of William E. Ogle, William D. Balthaser, Jr., and Mark S. Sims, and any person, entity, or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

          "VOLUNTARY RESIGNATION" shall mean any termination of Executive's employment by his own act, unless such termination follows any change in his position with the Company to a position of lesser authority, any material changes in his duties, any reduction in his Base Salary or incentive compensation, any material reduction of his employee benefits, any material increase in the frequency of his travel, or any change in the circumstances of his employment which, in Executive's good faith judgment, results in his being unable to carry out the duties, authority, or powers attached to his position; provided that such change, reduction, or increase occurs after the occurrence of a Change in Control, and provided further that any sale of assets of the Company that constitute less than 25% of the Company's assets and less than 25% of the Company's annual revenues for the preceding fiscal year shall not result in a change in the circumstances of Executive's employment with the Company.

12. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                    if to the Executive:

                         At his home address as shown
                         in the Company's personnel records;

                    if to the Company:

                         STB Systems, Inc.
                         1651 North Glenville Drive, Suite 210
                         Richardson, Texas 75081
                         Attn: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. MISCELLANEOUS. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the

Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas.

14. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the above, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Paragraphs 5, 6, 7, or 8; and Executive shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent enforcement of Paragraphs 5, 6, 7, or
8. Furthermore, should a dispute occur concerning Executive's mental or physical capacity as described in Subparagraphs 9(b) or 9(d), the procedure to resolve the dispute solely as to this mental or physical condition shall be that described in Subparagraph 9(d), except that a doctor selected by the Company shall also be entitled to examine Executive. If the opinion of the Company's doctor and Executive's doctor conflict, the Company's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year written above.

                                   STB SYSTEMS, INC


/s/ J. SHANE LONG                  /s/ WILLIAM E. OGLE
----------------------------       ----------------------------
J. SHANE LONG                      By:  William E. Ogle
                                      -------------------------
                                   Its: President
                                       ------------------------